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                                                                  Exhibit (a)(4)


                         Notice of Guaranteed Delivery
                                      for
                              Tender of Shares of
                  10.25% Series A Cumulative Preferred Stock
                                    and/or
                   9.8% Series B Cumulative Preferred Stock
                                      of
                              G & L Realty Corp.
                                      to
                               G & L Tender, LLC

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offers (as defined below) if the certificates representing shares of 10.25% Series A Cumulative Preferred Stock (the "Series A Preferred Shares") and/or 9.8% Series B Cumulative Preferred Stock (the "Series B Preferred Shares") of G & L Realty Corp., a Maryland corporation (the "Company"), are not immediately available or time will not permit all required documents to reach the Depositary prior to the Applicable Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                         Mellon Investor Services LLC

                  By Mail:                          By Overnight Courier:
                  -------                           --------------------
        Mellon Investor Services LLC            Mellon Investor Services LLC
              P.O. Box 3301                         85 Challenger Road
        South Hackensack, NJ 07606                   Mail Drop-Reorg
         Attn: Reorganization Dept.              Ridgefield Park, NJ 07660
                                                 Attn: Reorganization Dept.

                  By Hand:                           Alternate By Hand:
                  -------                            -----------------
        Mellon Investor Services LLC          (If 120 Broadway is not available)
               120 Broadway                     Mellon Investor Services LLC
                13th Floor                                c/o Stars
           New York, NY 10271                   100 William Street-Galleria
         Attn: Reorganization Dept.                 New York, NY 10038

                             To Confirm Receipt of
                        Notice of Guaranteed Delivery:
                        -----------------------------
                             FAX #: (201) 296-4293
                      FAX Confirmation #: (201) 296-4860

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission via a facsimile number other than as set forth above, will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

          The undersigned hereby tenders to G & L Tender, LLC, a Delaware limited liability company (the "Purchaser"), and upon the terms and subject to the conditions set forth in the Offers to Purchase dated October 5, 2001 (the "Offer to Purchase") and the related Letters of Transmittal, receipt of which is hereby acknowledged, the number of Series A Preferred Shares and/or Series B Preferred Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. In this Notice of Guaranteed
Delivery:

     . the term "Series A Offer" means the offer to purchase the Series A Preferred Shares subject to the terms and conditions set forth in the Offer to Purchase and in the related yellow Letter of Transmittal (together with any amendments or supplements thereto);

     . the term "Series B Offer" means the offer to purchase the Series B Preferred Shares subject to the terms and conditions set forth in the Offer to Purchase and in the related blue Letter of Transmittal (together with any amendments or supplements thereto);

     . the term "Offer" means the Series A Offer and the Series B Offer individually; and

     . the term "Offers" means Series A Offer and the Series B Offer collectively.


Number of Series A Preferred Shares: ________________________

Number of Series B Preferred Shares: ________________________

Stock Certificate Numbers and Series (if available):____________________________

If Preferred Shares will be delivered by book-entry transfer, check the following box:

[_]  The Depository Trust Company

     Account Number ______________________________

     Dated:  ___________________, 2001

                             Please Type or Print

Name(s) of Record Holder(s):____________________________________________________

Address(es)_____________________________________________________________________

________________________________________________________________________________
                              (Include Zip Code)

Area Code and Telephone Number:_________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                 SIGNATURE(S)

________________________________________________________________________________

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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Preferred Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Preferred Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed applicable Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the applicable Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the applicable Letter of Transmittal, certificates for Preferred Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


________________________________________________________________________________

Name of Firm:__________________________________________________________________

Address(es)____________________________________________________________________

_______________________________________________________________________________
                              (Include Zip Code)

Area Code and Telephone Number: _______________________________________________

_______________________________________________________________________________
                             AUTHORIZED SIGNATURE

Name: _________________________________________________________________________
                             PLEASE TYPE OR PRINT

Title: ________________________________________________________________________

Dated: ___________________, 2001

________________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR PREFERRED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR PREFERRED SHARES ARE TO BE DELIVERED WITH THE APPLICABLE LETTER OF TRANSMITTAL.

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